Consent of Independent Registered Public Accounting Firm

Shareholders and Board of Trustees

The Dreyfus/Laurel Funds Trust:

With respect to the Dreyfus Equity Income Fund (a series of The Dreyfus/ Laurel Funds Trust) filing on Form N-1A included herein, we consent to the reference to our firm name under the heading “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG LLP/s/

New York, New York

September 27, 2010

Consent of Independent Registered Public Accounting Firm

Shareholders and Board of Trustees

The Dreyfus/Laurel Funds Trust:

With respect to the Dreyfus Emerging Markets Debt Local Currency Fund (a series of The Dreyfus/ Laurel Funds Trust) filing on Form N-1A included herein, we consent to the reference to our firm name under the heading “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG LLP/s/

New York, New York

September 27, 2010